UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2022

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, in connection with the reduction in workforce announced in April 2022, in May 2022, the Board of Directors (the “Board”) of Akebia Therapeutics, Inc. (the “Company”) approved a retention program designed to retain the employees required to support the Company following the reduction in workforce. The retention program consisted of cash payments and/or grants of restricted stock units and options to certain of the Company’s employees. As an additional part of the retention program, on June 6, 2022, the Compensation Committee of the Board approved a letter agreement with David Spellman, the Company’s Chief Financial Officer (the “Letter Agreement”), pursuant to which Mr. Spellman (i) will receive a $100,000 retention bonus (the “Retention Bonus”) and (ii) will have the opportunity to earn a cash bonus under the Company’s Amended and Restated Cash Incentive Plan upon the achievement of certain milestones in the aggregate amount of $250,000. If Mr. Spellman voluntarily terminates employment with the Company (other than for good reason) or if the Company terminates Mr. Spellman’s employment for cause, in either case, within twelve (12) months after receiving the Retention Bonus, then Mr. Spellman will be obligated to repay such amount to the Company within thirty (30) days after the effective date of such termination. Additionally, Mr. Spellman received, on June 8, 2022, a restricted stock unit (“RSU”) grant for 200,000 shares of common stock and an option to purchase 200,000 shares of common stock, each of which will vest in full on May 12, 2023, provided Mr. Spellman remains continuously employed with the Company through such date and further provided that if the Company terminates Mr. Spellman’s employment without cause prior to such date, the equity shall fully vest on the date of such termination. The retention awards will accelerate in connection with a change in control of the Company. The Letter Agreement will also amend the definition of good reason under the terms of Mr. Spellman’s Executive Severance Agreement, dated June 29, 2020.

The foregoing description of the material terms of the Letter Agreement does not purport to be complete, and is qualified in its entirety by reference to the Letter Agreement, a copy of which the Company expects to file with its Quarterly on Form 10-Q for the quarter ending June 30, 2022.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 8, 2022. The stockholders (i) elected two Class II directors to the Board to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal; (ii) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and (iii) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

(i) The Class II directors elected to the Board, as well as the number of votes for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
John P. Butler	45,002,965	20,443,013	43,845,742
Myles Wolf, M.D., M.M.Sc.	41,568,017	23,877,961	43,845,742

(ii) The advisory vote on the compensation of the Company’s named executive officers received the following votes:

Votes For:	54,224,141
Votes Against:	10,859,388
Abstentions:	362,449
Broker Non-Votes	43,845,742

(iii) The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 received the following votes:

Votes For:	105,575,630
Votes Against:	3,184,168
Abstentions:	531,922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: June 10, 2022	By:	/s/ John P. Butler
Name: John P. Butler Title: President and Chief Executive Officer